EXHIBIT 1
                                                                       ---------

                                                                Jefferies [Logo]


                            SHARE FORWARD TRANSACTION

                                                                January 11, 2008

Baldwin Enterprises, Inc.
c/o Leucadia National Corporation
315 Park Avenue South
New York, NY 10010
Attn:  Thomas E. Mara


Dear Sir or Madam:

         The purpose of this letter agreement (this "CONFIRMATION") is to confirm the terms and conditions of the Transaction entered into between Jefferies & Company, Inc. ("PARTY A") and Baldwin Enterprises, Inc., a Colorado corporation ("PARTY B"), on the Trade Date specified below (the "TRANSACTION"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

         The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "EQUITY DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern. This Transaction shall be deemed to be a "Share Forward Transaction" for purposes of the Equity Definitions.

1. This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates and shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency--Cross Border) as if we had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law, the election of Market Quotation and Second Method and U.S. Dollars as the Termination Currency) on the Trade Date. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS:

         Trade Date:                        January 10, 2008

         Seller:                            Party A

         Buyer:                             Party B

         Shares: Common Stock, par value $0.01 per share, of AmeriCredit Corp. (Ticker: "ACF")

         Number of Shares:                  11,316,200

         Forward Price:                     USD 12.90 per Share

         Prepayment:                        Applicable

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Baldwin Enterprises, Inc.
January 11, 2008



         Prepayment Amount:                 USD 72,989,490

         Prepayment Date:                   Three Business Days following the
                                            Trade Date

         Exchange:                          NYSE

         Related Exchange(s):               All Exchanges

SETTLEMENT TERMS:

         Physical Settlement:               Applicable; provided that in lieu of
                                            the provisions set forth in Section
                                            9.2(a) of the Equity Definitions, on
                                            the Settlement Date, Buyer will pay
                                            to Seller an amount equal to (x) the
                                            Forward Price multiplied by the
                                            Number of Shares minus (y) the
                                            Prepayment Amount, and Seller will
                                            deliver to Buyer the Number of
                                            Shares to be Delivered

         Settlement Date:                   February 25, 2008

         Settlement Currency:               USD

         Settlement Method Election:        Not Applicable

SHARE ADJUSTMENTS:

         Method of Adjustment:              Calculation Agent Adjustment

EXTRAORDINARY EVENTS:

         Consequences of Merger Events:     Not Applicable

         Tender Offer:                      Not Applicable

         Composition of Combined
         Consideration:                     Not Applicable

         Nationalization, Insolvency
         or Delisting:                      Not Applicable

ADDITIONAL REPRESENTATIONS, AGREEMENTS AND ACKNOWLEDGEMENTS:

         Non-Reliance:                      Applicable

         Agreements and Acknowledgments
         Regarding Hedging Activities:      Applicable. For the avoidance of
                                            doubt, (x) in no event shall Party A
                                            deliver, transfer, assign or
                                            otherwise convey any Shares or other
                                            Hedge Positions (if any) held by it,
                                            or beneficial interest(s) in such
                                            Shares or other Hedge Positions (if
                                            any), to Party B hereunder prior to
                                            the Physical Settlement of this
                                            Transaction on the Settlement Date,
                                            (y) the parties agree that Party B
                                            will not have any voting rights with
                                            respect to any such Shares or other
                                            Hedge Positions (if any) held by
                                            Party A prior to the Physical


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Baldwin Enterprises, Inc.
January 11, 2008



                                            Settlement of this Transaction on
                                            the Settlement Date, and (z) neither
                                            Party A nor any affiliate of Party A
                                            shall be obligated to purchase,
                                            sell, enter into or maintain any
                                            Hedge Positions.

         Additional Acknowledgments:        Applicable

         Eligible Contract Participant:     Each party represents to the other
                                            party that it is an "eligible
                                            contract participant" as defined in
                                            the U.S. Commodity Exchange Act (as
                                            amended)

3.       CALCULATION AGENT:                 Party A; provided that all
                                            calculations and determinations made
                                            by the Calculation Agent are subject
                                            to review and concurrence by the
                                            other party. If Party A and Party B
                                            disagree with respect to any
                                            calculation or determination, Party
                                            A and Party B will each appoint an
                                            independent Reference Market-maker,
                                            and such two Reference Market-makers
                                            will jointly appoint a third
                                            Reference Market-maker. Such three
                                            Reference Market-makers will jointly
                                            make such calculation or
                                            determination (acting as experts and
                                            not as arbitrators), whose
                                            calculation or determination will be
                                            binding and conclusive absent
                                            manifest error. In addition, if at
                                            any time an Event of Default has
                                            occurred and is continuing with
                                            respect to Party A and an Event of
                                            Default has not occurred and is not
                                            continuing with respect to Party B,
                                            Party B will act as Calculation
                                            Agent or will appoint a third party
                                            to act as Calculation Agent, subject
                                            to the foregoing proviso and
                                            provisions.

4.       NOTICE AND ACCOUNT DETAILS:

             Address for Notices to Party A:   Jefferies & Company, Inc.
                                               520 Madison Avenue
                                               New York, NY 10022
                                               Attention: General Counsel
                                               Tel: 212 284-2266
                                               Fax: 212 284-2280

             Account for payments to Party A:  Bank of New York
                                               ABA# 021000018
                                               A/C Jefferies & Company Inc.
                                               A/C 890-000-7001

             Address for Notices to Party B:   Baldwin Enterprises, Inc.
                                               c/o Leucadia National Corporation
                                               315 Park Avenue South
                                               New York, NY 10010
                                               Attention: Thomas E. Mara
                                               Tel.: 212-460-1981
                                               Fax:  212-598-3215

             Account for delivery of Shares
             to Party B:                       To be provided



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Baldwin Enterprises, Inc.
January 11, 2008




6.       OFFICES:

                  (a) The Office of Party A for this Transaction is: Not Applicable; and

                  (b) The Office of Party B for this Transaction is: Not Applicable.

7. TRANSFER. Neither party may transfer any of its rights or obligations under this Transaction without the prior written consent of the non-transferring party; provided that such consent will not be unreasonably withheld or delayed.

8. TAX DISCLOSURE. Party B and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Party B relating to such tax treatment and tax structure.

9. GOVERNING LAW AND WAIVER OF JURY TRIAL: This Confirmation will be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine that would result in application of the laws of another jurisdiction. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction.

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us at 646-417-5820.

                                           Yours sincerely,

                                           JEFFERIES & COMPANY, INC.



                                           By:  /s/  Jason Griffith
                                                -------------------------------
                                                Name:  Jason Griffith
                                                Title: Head of Equity Department

Confirmed as of the date first above written:

BALDWIN ENTERPRISES, INC.



By:  /s/  Joseph A. Orlando
     -------------------------------
     Name:   Joseph A. Orlando
     Title:  Vice President




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